As filed with the Securities and Exchange Commission on August 10, 2018

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Nevada	85-0206668
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

175 Jackson Avenue North Suite 102

Minneapolis, Minnesota 55343

(Address of Principal Executive Offices) (Zip Code)

Appliance Recycling Centers of America, Inc. 2016 Equity Incentive Plan
(Full title of the plan)

Tony Isaac
Chief Executive Officer
Appliance Recycling Centers of America, Inc.
175 Jackson Avenue North, Suite 102
Minneapolis, Minnesota 55343

(952) 930-9000

(Name and address and telephone number, including area code, of agent for service)

Copy to:

Michael J. Stein, Esq.

Corporate Secretary
Appliance Recycling Centers of America, Inc.
175 Jackson Avenue North, Suite 102
Minneapolis, Minnesota 55343

(952) 930-9000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒	Emerging growth company ☐
(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common stock, par value $0.001 per share	2,000,000 shares	$0.65	$1,300,000	$161.85

(1)	Covers 2,000,000 shares of common stock of Appliance Recycling Centers of America, Inc. (the “Company”), par value $0.001 per share (“Common Stock”), approved for issuance under the Appliance Recycling Centers of America, Inc. 2016 Equity Incentive Plan (the “2016 Plan”) and, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Common Stock that may be offered and issued under the 2016 Plan to prevent dilution resulting from stock splits, stock distributions or similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average high and low prices per share of the Company’s Common Stock reported on the Nasdaq Capital Market on August 8, 2018.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Appliance Recycling Centers of America, Inc. 2016 Equity Incentive Plan (the “Plan”) covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by Appliance Recycling Centers of America, Inc. (the “Registrant”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 30, 2017;

(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018;

(3)	The Registrant’s Current Report on Form 8-K, as amended, as the case may be, filed with the Commission on January 5, 2018, March 8, 2018, March 13, 2018, March 22, 2018, March 28, 2018, April 24, 2018, and April 26, 2018, May 25, 2018, July 5, 2018, and July 5, 2018; and

(4)	The description of the Registrant’s Common Stock set forth in our Registration Statement on Form S-2 (Registration No. 333-123005), including any amendments thereto or reports filed for the purpose of updating such description.

All documents hereafter filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (other than current reports on Form 8-K containing Regulation FD disclosure furnished under either Item 2.02 or Item 7.01, including any exhibits relating to information furnished under either Item 2.02 or Item 7.01 of Form 8-K) subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

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Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Nevada Revised Statutes provide that a corporation may indemnify its officers and directors against expenses actually and reasonably incurred in the event an officer or director is made a party or threatened to be made a party to an action (other than an action brought by or in the right of the corporation as discussed below) by reason of his or her official position with the corporation provided the director or officer (1) is not liable for the breach of any fiduciary duties as a director or officer involving intentional misconduct, fraud or a knowing violation of the law or (2) acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, with respect to any criminal actions, had no reasonable cause to believe his or her conduct was unlawful. A corporation may indemnify its officers and directors against expenses, including amounts paid in settlement, actually and reasonably incurred in the event an officer or director is made a party or threatened to be made a party to an action brought by or in the right of the corporation by reason of his or her official position with the corporation, provided the director or officer (1) is not liable for the breach of any fiduciary duties as a director or officer involving intentional misconduct, fraud or a knowing violation of the laws or (2) acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation. The Nevada Revised Statutes further provides that a corporation generally may not indemnify an officer or director if it is determined by a court that such officer or director is liable to the corporation or responsible for any amounts paid to the corporation as a settlement, unless a court also determines that the officer or director is entitled to indemnification in light of all of the relevant facts and circumstances. The Nevada Revised Statutes require a corporation to indemnify an officer or director to the extent he or she is successful on the merits or otherwise successfully defends the action.

Article 10 of the Company’s Articles of Incorporation (the “Articles”) provides that the Company shall, to the maximum extent and in the manner permitted by the NRS, (i) indemnify and hold harmless any and all persons whom it shall have power to indemnify under the NRS (including directors and officers) from and against any and all liabilities (including expenses) imposed upon or reasonably incurred by him or her in connection with any action, suit or other proceeding in which he or she may be involved or with which he or she may be threatened, or other matters referred to or in or covered by such provisions both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer of the Company. In addition, Article 9 of the Articles provides for the elimination of personal liability of directors and officers of the Company to the Company or its stockholders to the fullest extent permitted by the NRS, as amended and supplemented.

Article 5 of the Company’s Bylaws (the “Bylaws”) contains similar provisions and sets forth a procedure by which officers or directors may seek indemnification from the Company. The Bylaws provide that individuals entitled to indemnification under Article 5 thereof can bring suit against the Company for such indemnity if the Company does not provide it within sixty days of receipt of a claim (the period is twenty days if the claim is for the advancement of expenses). Additionally, the Bylaws limit indemnification in situations where officers or directors actually collect insurance payments for amounts that would otherwise be subject to indemnification and where proceedings are settled without the Company’s consent. The Bylaws further provide that Article 5 thereof is deemed to be a contract between the Company and its officers and directors for the duration of its effectiveness. Finally, the Bylaws provide that the Company may elect to indemnify its employees and other agents to the same or a lesser extent as its officers and directors, and they require that any potential indemnitee provide written notice to the Company of proceedings or claims that might give rise to indemnification rights under Article 5.

The Company maintains a general liability insurance policy that covers certain liabilities of directors and officers of the Company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7. Exemption from Registration Claimed.

Not Applicable.

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Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description
4.1	Articles of Incorporation of Appliance Recycling Centers of America, Inc. (incorporated herein by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed with the Commission on March 13, 2018 (File No. 000-19621))
4.2	Bylaws of Appliance Recycling Centers of America, Inc. (incorporated herein by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K filed with the Commission on March 13, 2018 (File No. 000-19621))
4.3	Appliance Recycling Centers of America, Inc. 2016 Equity Incentive Plan
5.1	Opinion of Michael J. Stein, Esq., Corporate Secretary
23.1	Consent of SingerLewak LLP
23.2	Consent of Anton & Chia, LLP
23.3	Consent of Michael J. Stein, Esq., Corporate Secretary (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this Registration Statement)

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on August 10, 2018.

APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

By: /s/ Tony Isaac
Tony Isaac
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933 hereby constitute and appoint Tony Isaac, the individual’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments or supplements to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, and does hereby grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Tony Isaac	Chief Executive Officer (Principal Executive Officer) and Director	August 10, 2018
Tony Isaac

/s/ Virland A. Johnson	Chief Financial Officer (Principal Financial and Accounting Officer)	August 10, 2018
Virland A. Johnson

/s/ Richard D. Butler, Jr.	Director	August 10, 2018
Richard D. Butler, Jr.

/s/ Dennis Gao	Director	August 10, 2018
Dennis Gao

/s/ Timothy M. Matula	Director	August 10, 2018
Timothy M. Matula

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